As filed with the Securities and Exchange Commission on May 21, 2001
                                            Registration No. 333-
                                                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        OMEGA HEALTHCARE INVESTORS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Maryland                                               38-3041398
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

              900 Victors Way, Suite 350, Ann Arbor, Michigan 48108
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                        OMEGA HEALTHCARE INVESTORS, INC.
                            2000 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                               Thomas W. Erickson
                  Interim President and Chief Executive Officer
                        Omega Healthcare Investors, Inc.
                           900 Victors Way, Suite 350
                              Arbor, Michigan 48108
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (734) 887-0200
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                 Proposed        Proposed
Title of                         Maximum         Maximum
Securities       Amount          Offering        Aggregate       Amount of
to be            to be           Price           Offering        Registration
Registered       Registered      Per Share       Price           Fee
--------------------------------------------------------------------------------
Common
Stock, $0.10     3,500,000        $1.545(2)    $5,407,500(3)     $1,351.88
par value        shares(1)
--------------------------------------------------------------------------------
(1) Representing shares to be issued and sold by the Registrant under the Omega Healthcare Investors, Inc. 2000 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange for May 14, 2001.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-11316);

        (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-11316);

        (3) The Registrant's Proxy Statement for its Annual Meeting of Stockholders to be held on May 22, 2001 (File No. 1-11316); and

        (4) The description of the Registrant's Common Stock, $.10 par value, contained in its Initial Registration Statement on Form 8-A, filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") declared effective by the Commission on August 7, 1992, together with any amendment or report filed subsequent to the date hereof for the purpose of updating such description (File No. 1-11316).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.    Indemnification of Directors and Officers.

        The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of directors and officers to the full extent permitted by Maryland law.

        Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active or deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of, the corporation, indemnity is permitted only for reasonable expenses and not with respect to any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct. A corporation is entitled to advance reasonable expenses incurred by directors or officers prior to the disposition of a proceeding.

        Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the Registrant pursuant to the above-described provisions, the Registrant understands that the Commission is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 8.  Exhibits.

        The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
No.                            Description
---                            -----------

5       Opinion of counsel with respect to the securities being registered.*

10      Omega Healthcare Investors, Inc. 2000 Stock Incentive Plan.*

23(a)   Consent of counsel (included in Exhibit 5).*

23(b)   Consent of Ernst & Young, LLP.*

24      Power of Attorney (see signature pages to this Registration Statement).*

*  Filed herewith.


Item 9.  Undertakings.

        (a)      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                          (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this the 21st day of May, 2001.

                                                OMEGA HEALTHCARE INVESTORS, INC.


                                                By:/s/ THOMAS W. ERICKSON
                                                   -----------------------------
                                                        Thomas W. Erickson
                                                        Interim President and
                                                        Chief Executive Officer




                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Erickson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 21, 2001 by the following persons in the capacities indicated.



/s/ THOMAS W. ERICKSON                     Interim President and Chief Executive
----------------------                     Officer, Director
Thomas W. Erickson                         (Principal Executive Officer)



/s/ RICHARD M. FITZPATRICK                 Acting Chief Financial Officer
--------------------------
Richard M. FitzPatrick                     (Principal Financial and Accounting
                                            Officer)


/s/ DANIEL A. DECKER                       Chairman, Director
--------------------
Daniel A. Decker


/s/ BERNARD J. KORMAN                       Director
---------------------
Bernard J. Korman


/s/ EDWARD LOWENTHAL                        Director
---------------------
Edward Lowenthal


/s/ HAROLD J. KLOOSTERMAN                   Director
-------------------------
Harold J. Kloosterman


/s/ THOMAS F. FRANKE                        Director
------------------------
Thomas F. Franke


/s/ CHRISTOPHER W. MAHOWALD                 Director
---------------------------
Christopher W. Mahowald


 /s/ STEVEN D. PLAVIN                       Director
------------------------
Stephen D. Plavin


                                            Director
------------------------
Donald J. McNamara

                                  EXHIBIT INDEX


Exhibit
No.                       Description
---                       -----------

5       Opinion of counsel with respect to the securities being registered.*

10      Omega Healthcare Investors, Inc. 2000 Stock Incentive Plan.*

23(a)   Consent of counsel (included in Exhibit 5).*

23(b)   Consent of Ernst & Young, LLP.*

24      Power of Attorney (see signature pages to this Registration Statement).*

*  Filed herewith.